                                                                     Exhibit 4.2

                               FORM OF DEBENTURES

      The Debentures are to be substantially in the following form and shall bear the following legend required by Section 204 of the Indenture:

      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

No. -                                                      Principal Amount: $-
Issue Date: -

                          THE TRAVELERS COMPANIES, INC.

                6.25% FIXED-TO-FLOATING RATE JUNIOR SUBORDINATED
                               DEBENTURES DUE 2067

      THE TRAVELERS COMPANIES, INC., a corporation organized and existing under the laws of Minnesota (hereinafter called the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of - DOLLARS ($-) as may be revised from time to time on Schedule I hereto and all accrued and unpaid interest thereof on March 15, 2037, or if such day is not a Business Day, the following Business Day (the "SCHEDULED MATURITY DATE") or any subsequent Interest Payment Date (as hereafter defined) to the extent set forth in the First Supplemental Indenture. If that amount is not paid in full on the Scheduled Maturity Date or any subsequent Interest Payment Date, the remaining amount, together with accrued and unpaid interest, will be due and payable on the Final Maturity Date. The Final Maturity Date will be March 15, 2067, or if such day is not a Business Day, the following Business Day.

      The Company further promises to pay interest on said principal sum from and including March 12, 2007, or from and including the most recent interest payment date on which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on March 15 and September 15 of each year, commencing September 15, 2007, at the rate of 6.25 % per annum (computed on the basis of a 360-day year comprised of twelve 30-day months) to but excluding March 15, 2017, and thereafter to pay interest on said outstanding principal sum quarterly in arrears on March 15, June 15, September 15, and December 15 of each year (each such date and, together with such March 15 and September 15 of each year, an "INTEREST PAYMENT DATE"), at a floating annual rate equal to Three-Month LIBOR (as defined in the First Supplemental Indenture) plus 2.215% (computed on the basis of a 360-day year and the actual number of days elapsed), until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment. Accrued interest that is not paid on the applicable Interest Payment Date, including interest deferred pursuant to
Section 2.05 of the First Supplemental Indenture, will bear Additional Interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date. In the event that any Semi-Annual Interest Payment Date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and, in the case of payments on or prior to March 15, 2017, without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. In the event that any Quarterly Interest Payment Date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date shall be postponed to the next succeeding day that is a Business Day, provided that if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day, and interest will accrue to but excluding the date that interest is actually paid. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the Trustee, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be March 1 or September 1, as the case may be, immediately preceding such Interest Payment Date until March 15, 2017 (whether or not a Business Day), and the 15th day preceding the Relevant Interest Payment Date after March 15, 2017. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time or from time to time during the term of this Security to defer payment of interest on this Security for one or more consecutive interest payment periods (each a "DEFERRAL PERIOD") that do not exceed 10 years, during which Deferral Periods the Company shall have the right, subject to Sections 2.05 and 2.06 of the First Supplemental Indenture, to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Deferral Period shall extend beyond the Final Maturity Date or the earlier repayment or redemption in full of the Securities. Upon the termination of any Deferral Period and upon the payment of all deferred interest then due, the Company may elect to begin a new Deferral Period, subject to the above requirements. Deferred interest on the Security will bear interest at the then applicable interest rate, compounded on each Interest Payment Date, subject to applicable law. No interest shall be due and payable during a Deferral Period except at the end thereof. Additional limitations may apply, pursuant to Section 3.02 of the First Supplemental Indenture, if any Deferral Period lasts longer than one year.

      So long as any Securities remain outstanding, if the Company has given notice of its election to defer interest payments on the Securities but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions, or redeem, purchase, acquire or make a liquidation payment with respect to any shares of the Company's capital stock, (ii) make any payment of principal of, or interest or premium, if any, on or repay, purchase or redeem any debt securities of the Company that rank upon the Company's liquidation on a parity with this Security (including this Security, the "PARI PASSU SECURITIES" ), or junior in interest to this Security or (iii) make any payments under any guarantee issued by the Company of the securities of any Subsidiary if the guarantee ranks upon liquidation on a parity with or junior to this Security (other than (a) any purchase, redemption or other acquisition of shares of the Company's capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors, (2) the satisfaction of the Company's obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the applicable Deferral Period, (3) a dividend reinvestment or shareholder purchase plan, or
(4) the issuance of the Company's capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period, (b) any exchange, redemption or conversion of any class or series of the Company's capital stock, or the capital stock of one of its Subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock,

(c) any purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (f) any payment of current or deferred interest on Pari Passu Securities that is made pro rata to the amounts due on such Pari Passu Securities (including the this Security); provided that such payments are made in accordance with Section 2.06(c) of the First Supplemental Indenture to the extent it applies, and any payments of deferred interest on Pari Passu Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Pari Passu Securities; or (g) any payment of principal in respect of Pari Passu Securities having the same scheduled maturity date as this Security, as required under a provision of such other Pari Passu Securities that is substantially the same as the provisions in Section 2.02 of the First Supplemental Indenture, and that is made on a pro rata basis among one or more series of Pari Passu Securities (including this Security) having such a provision. In addition, if any Deferral Period lasts longer than one year, the restrictions on the Company's ability to redeem or purchase any of its Qualifying APM Securities or any of its securities that on its bankruptcy or liquidation rank pari passu or junior to such Qualifying APM Securities will continue until the first anniversary of the date on which all deferred interest on this Security has been paid.

      The Company shall give written notice of its election to begin or extend any Deferral Period, to the Trustee and the Holders of this Security at least one Business Day and not more than sixty Business Days before the next Interest Payment Date. Notice of the Company's election of a Deferral Period shall be given to the Trustee and each holder of this Security at such holder's address appearing in the Security Register by first-class mail, postage prepaid.

      Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at the bank account number as may be designated by the Person entitled thereto as specified in the Securities Register in writing not less than ten days before the relevant Interest Payment Date.

      The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

      The Company and, by acceptance of this Security or a beneficial interest in this Security, each Holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      In Witness Whereof, the Company has caused this instrument to be duly executed.

                                                 THE TRAVELERS COMPANIES, INC.

                                                 By:
                                                    ------------------------
                                                    Name:
                                                    Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                 This is one of the Securities of the
                                 series designated therein referred to
                                 in the within-mentioned Indenture.

                                                 THE BANK OF NEW YORK TRUST
                                                    COMPANY, N.A.

                                                 By:
                                                    -------------------------
                                                    Name:
                                                    Title: Authorized Signatory
                                                    Dated:

                         (FORM OF REVERSE OF DEBENTURES)

      This Security is one of a duly authorized issue of securities of the Company (herein called the "DEBENTURES"), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of March 12, 2007 (herein called the "BASE INDENTURE"), between the Company and The Bank of New York Trust Company, N.A., as trustee (the "TRUSTEE"), as amended and supplemented by the First Supplemental Indenture, dated as of March 12, 2007, between the Company and the Trustee (the "FIRST SUPPLEMENTAL INDENTURE", and together with the Base Indenture, the "INDENTURE"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in any other respect provided in the Indenture.

      All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      The Debentures shall be redeemable at the option of the Company in accordance with the terms of the Indenture. In particular, the Debentures are redeemable (i) in whole or in part at the option of the Company at any time after the date hereof and (ii) in whole but not in part at any time within 90 days following the occurrence and during the continuation of a Tax Event or Rating Agency Event, in each case at a Redemption Price equal to (1) in the case of any redemption on or after March 15, 2017, 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the redemption date or (2) in the case of any redemption prior to March 15, 2017, the greater of (i) 100% of its principal amount plus accrued and unpaid interest to the redemption date, or (ii) the Make-Whole Redemption Price; provided that if the Debentures are not redeemed in whole, the Company may not affect such redemption unless at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by the Company or any of its affiliates, remains outstanding after giving effect to such redemption.

      No sinking fund is provided for the Debentures.

      The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the entire principal amount and all accrued but unpaid interest of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article Eleven of the Indenture.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Securities are issuable only in registered form without coupons in minimum denominations of $1,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

      The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree to treat for United States Federal income tax purposes (i) the Securities as indebtedness of the Company, and (ii) the stated interest on the Securities as ordinary interest income that is includible in the Holder's or beneficial owner's gross income at the time the interest is paid or accrued in accordance with the Holder's or beneficial owner's regular method of tax accounting, and otherwise to treat the Securities as described in the Prospectus.

      THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      This is one of the Securities referred to in the within mentioned
Indenture.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

        (Insert assignee's social security or tax identification number)

_______________________________________________________________________________

_______________________________________________________________________________

                    (Insert address and zip code of assignee)

agent to transfer this Security on the books of the Securities Registrar. The agent may substitute another to act for him or her.

Dated:                                              Signature:

                                                    Signature Guarantee:

     (Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                      SCHEDULE I

                     SCHEDULE OF PRINCIPAL AMOUNT REDUCTIONS

Principal amount of Debentures outstanding represented by this Security as of March 12, 2007: $1,000,000,000

      Thereafter, the following decreases have been made:

  Date of          Principal Amount                          Notation Made by
Redemption or        Redeemed or        Principal Amount    or on Behalf of the
 Repurchase          Repurchased            Remaining             Trustee
-------------      ----------------     ----------------    -------------------
